                                                                    EXHIBIT 99.1

                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         WHEREAS, Ocean Energy, Inc. ("OEI") and James T. Hackett ("Executive") have heretofore entered into an Employment Agreement (the "Agreement"), initially effective as of September 16, 1998; and

         WHEREAS, the Agreement has been subsequently amended on two occasions and OEI, Devon Energy Corporation ("Devon") and Executive desire to further amend the Agreement in certain respects, contingent on, and effective upon, the consummation of the transactions (the "Merger") contemplated by the Agreement and Plan of Merger by and among Devon, Devon Newco Corporation, and OEI dated as of February 23, 2003, as the same may be amended from time to time (the "Merger Agreement");

         NOW, THEREFORE, the Agreement is amended as follows, effective as of the "Effective Time" (which, for purposes of this Amendment, shall have the meaning ascribed to it in the Merger Agreement):

         1. References to the "Company" in the Agreement shall mean Devon Energy Corporation.

         2. Paragraph 1.2 of the Agreement shall be amended to read as follows:

                  "1.2 POSITIONS. Effective as of the Effective Time, the Company shall cause Executive to be appointed the President and Chief Operating Officer of the Company. The Company shall maintain Executive in such positions, or such other positions as the parties mutually may agree, for the full term of Executive's employment hereunder. The term "Effective Time" shall have the meaning ascribed to it in the Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Newco Corporation, and Ocean Energy, Inc. dated as of February 23, 2003, as the same may be amended from time to time (the "Merger Agreement")."

         3. Article I is amended by adding thereto a new Paragraph 1.6, Office Location, to read as follows:

                  "1.6 OFFICE LOCATION. The Company's principal executive offices shall be maintained in the greater Oklahoma City, Oklahoma area. It is anticipated that Executive will regard Oklahoma City as the primary location of his office. Prior to the relocation of his residence to Oklahoma City, the Company shall provide Executive with appropriate airplane transportation between Oklahoma City and Houston, Texas, or promptly reimburse

                  Executive for the cost thereof. In addition, prior to Executive's relocation to the greater Oklahoma City area (as provided below), the Company shall provide Executive with, or promptly reimburse Executive for the cost of, a temporary rented, furnished apartment or condominium in the greater Oklahoma City area and the use of an automobile while there (the "Temporary Benefits"). All utility expenses, gasoline, parking and other expenses incurred by Executive and reasonably related to the Temporary Benefits shall be paid by the Company. The Temporary Benefits provided Executive shall be of a nature and have a status appropriate for Executive's position with the Company. To the extent that the Company's provision or payment of any of these items is taxable compensation to Executive, the Company shall pay Executive, at such applicable times, an additional amount in cash such that the benefits are provided to Executive without any "tax cost," whether federal, state or otherwise, to him.

                           By May 1, 2004, Executive shall notify the Company
                  whether he is relocating to the greater Oklahoma City area or exercising his right to terminate pursuant to paragraph 2.3(i). If Executive notifies the Company that he is relocating, he shall use his reasonable best efforts to so relocate by May 31, 2004, and if Executive has not relocated to the greater Oklahoma City area by June 30, 2004, the Company may terminate Executive's employment and such termination shall be deemed to have been for cause pursuant to paragraph 2.2(iii)."

         4. Paragraph 2.1 is amended by adding a new sentence thereto to read as follows:

                  "Notwithstanding the foregoing, the term of this Agreement shall not expire prior to the fifth anniversary of the Effective Time, unless sooner terminated pursuant to the other provisions hereof."

         5.       Item (D) of Paragraph 2.3(i) is amended to read as follows:

                  "(D) the Company's principal executive offices cease to be in the greater Oklahoma City area or Executive is required to work at an office other than the principal executive offices of the Company, excluding business travel reasonably consistent with Executive's past practice;"

         6. Paragraph 2.3 is further amended by adding thereto a new sentence to read as follows:

                  "The Company and Executive agree that Executive may not terminate his employment pursuant to paragraph 2.3(i) due to a change in his duties, responsibilities, positions or principal place of employment based on the same as they existed immediately prior to the Effective Time; provided, however, the foregoing shall not prevent Executive from terminating pursuant to paragraph 2.3(i) based on any change from those duties, responsibilities, positions or principle place of employment as in effect immediately following the Effective Time; and provided, further, that upon not less than four weeks notice, Executive may in all events terminate his employment on May 1, 2004 and such termination shall be deemed to be for a reason encompassed by paragraph 2.3(i) for which there is no correction by the Company and upon such termination the Company shall provide Executive with the Termination Benefits."

         7.       Paragraph 3.9(v) is amended by adding thereto the following:

                           "Notwithstanding the foregoing or anything in the
                  ESRP or Executive's Membership Agreement thereunder to the contrary, Executive may elect, at any time prior to the commencement of his benefit under the ESRP in an annuity form, to receive an amount equal to 95% of the Actuarial Equivalent (as such term is defined in the ESRP) of his then vested Accrued Benefit under the ESRP in a single lump sum. Upon such election, the non-vested portion, if any, of Executive's Accrued Benefit shall be forfeited. The Company shall cause the ESRP and Executive's Membership Agreement thereunder to be amended as necessary to reflect this Paragraph 3.9(v)."

         8. Notwithstanding anything herein to the contrary, the Company continues to have the right to terminate Executive's employment at any time pursuant to paragraph 2.2 and any such termination by the Company, other than pursuant to paragraph 2.2(iii) or (iv), shall entitle Executive to the Termination Benefits.

         9. As amended hereby, the Agreement is specifically ratified and reaffirmed. If the Merger Agreement is terminated without the consummation of the transactions contemplated thereby, this Amendment shall be null and void and of no effect.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this February 23, 2003, to be effective as of the Effective Time.

                                         Ocean Energy, Inc.

                                         By: /s/ Robert K. Reeves
                                            ------------------------------------
                                            Name: Robert K. Reeves
                                                 -------------------------------
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary
                                                  ------------------------------



                                         Devon Energy Corporation

                                         By: /s/ J. Larry Nichols
                                            ------------------------------------
                                            Name: J. Larry Nichols
                                                 -------------------------------
                                            Title: Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer
                                                  ------------------------------


                                         James T. Hackett

                                         /s/ James T. Hackett
                                         ---------------------------------------
                                         James T. Hackett